EXHIBIT 11

                      NATIONAL SANITARY SUPPLY COMPANY
<F1>
                    COMPUTATION OF EARNINGS PER SHARE (a)
                                 (UNAUDITED)

                                         Three Months Ended  Six Months Ended
(thousands, except per share data)                June 30,       June 30,
- - ----------------------------------      ------------------   -----------------
                                          1994      1993      1994      1993
                                        --------  --------  --------  --------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                             $ 1,104   $   950   $ 1,678   $ 1,451
                                        =======   =======   =======   =======

Average Number of Shares of
 Common Stock Outstanding                 5,961     5,895     5,949     5,889
Incremental Effect of
 Unexercised Stock Options                  104        95       106        85
                                        -------   -------   -------   -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                  6,065     5,990     6,055     5,974
                                        =======   =======   =======   =======
Earnings per Common and Common
 Equivalent Share                       $  0.18   $  0.16   $  0.28   $  0.24
                                        =======   =======   =======   =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                             $ 1,104   $   950   $ 1,678   $ 1,451
                                        =======   =======   =======   =======
Average Number of Shares of
 Common Stock Outstanding                 5,961     5,895     5,949     5,889
Incremental Effect of
 Unexercised Stock Options                  111       124       109       123
                                        -------   -------   -------   -------
Average Number of Shares of
 Common Stock assuming
 Full Dilution                            6,072     6,019     6,058     6,012
                                        =======   =======   =======   =======
Earnings Per Common Share
 Assuming Full Dilution                 $  0.18   $  0.16   $  0.28   $  0.24
                                        =======   =======   =======   =======

<F1>
(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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